SUBLEASE
                                   31ST FLOOR


THIS SUB-SUBLEASE ("Sublease") is made and entered into effective as of the 28th day of February 2000 by and between eVision USA. Com, Inc. a Colorado corporation, (at one time RAFCO, LTD. "Sublessor") and Global V mall. Com USA, Inc., ("Sublessee").

                                    RECITALS

A. 1700 Lincoln Limited, a Colorado limited partnership, as landlord, and United Banks of Colorado, Inc. ("UBC"), as tenant, entered into that certain Lease Agreement dated August 18, 1982, as amended by Amendments to Lease Agreement dated December 30, 1988 and December 18, 1990, respectively (together, the "Master Lease") covering, in addition to other property, certain office space on the 31st Floor located at 1700 Lincoln Street, Denver, Colorado containing approximately 23,379 square feet ("Premises") , as more fully described on Exhibit A, attached hereto and made a part hereof.

B. Norwest Corporation ("Norwest" has succeeded to the interest of UBC under the Master Lease).

C. Norwest, as Sublandlord, and RAFCO, Ltd. (now know as eVision USA. Com, Inc.), as Subtenant, entered into that certain Sublease dated January 30, 1992, covering the Premises ("RAFCO Sublease")

D. Sublessee desires to sublet the Premises and Sublessor is willing to sublet the Premises to Sublessee for an additional two-year period under the terms and conditions set forth below.

E.   Consent of Norwest may be required under the RAFCO Sublease.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions of this Sublease, the parties agree as follows:

1. Sublease of Premises. Sublessor hereby subleases the Premises to Sublessee and Sublessee hereby takes and subleases the Premises from Sublessor.

2. Term of Sublease. The term of this Sublease shall commence on March l, 2000 and shall end on April 30, 2007, unless sooner terminated by mutual agreement of the parties.

3. Rent.

A.   Base Rent.

     (1) Sublessee covenants and agrees to pay Sublessor as Base Rent for the Premises during the term of this sublease the following: (i) March 1, 2000 through April 30, 2002, the sum of $53,307.00 per month; and (ii) May 1, 2002 through April 30, 2007, and the sum of $59,230.00 per month. All Base Rent and any Additional Rent as hereinafter defined (together Rent) shall be due upon the first day of each calendar month during the term of this Sublease and shall be paid without notice, demand, offset or deduction, in lawful money of the United States of America to Sublessor.

     (2) It is agreed between Sublessor and Sublessee that any monthly installment, or proration thereof, of Rent which shall not be paid by the tenth (10th) day of each month, or any other payment, including Additional Rent, required to be made by Sublessee and not made when due, shall bear interest at the rate of eighteen percent (15%) per annum from the date when the same became due and payable by the terms hereof.

B. Additional Rent. In addition to the Base Rent, for each calendar year during the term of this Sublease, Sublessee shall pay to Sublessor any "Additional Rent" required to be paid by Sublessor under the RAFCO Sublease.

4. Use. Sublessee shall use the Premises only for general office use and for no other purposes.

5. Condition of Premises. Sublessee accepts the Premises in its present "as is" condition. Sublessee, at Sublessee's own expense, shall keep the Premises in good order, condition and repair, including all furniture and fixtures and equipment installed by Sublessee.

6. Assignment and Subletting. Sublessee shall not assign, mortgage or encumber this Sublease or any interest herein or sublet all or any part of the Premises or permit the Premises or any part thereof to be used by others (any and all of which hereinafter shall be referred to as a "transfer"), without the prior written consent of Sublessor.

7. Alterations. Sublessee covenants and agrees not to improve, alter, add to, remove or demolish any improvements on the Premises, or use any contractors or workmen to make alterations, without the prior written consent of Sublessor, which shall not be unreasonably withheld and may require approval of Sublandlord.

8. Lease Terms Apply. This Sublease is subject and subordinate to the Master Lease and RAFCO Sublease. Sublessee hereby assumes and agrees to perform and observe all covenants and obligations of Sublessor under the RAFCO Sublease except as may be inconsistent with the terms hereof, in which case the terms of this Sublease shall govern.

9. Insurance.

A. Sublessee shall not do or suffer any act upon the Premises or bring into or keep upon the Premises any article, which will affect the fire risk or increase the rate of fire insurance or other insurance on the Building. Sublessee shall comply with the rules and requirements of all boards of fire underwriters, rating bureaus, bureaus of fire prevention and like bodies, and with the requirements of all insurance companies having policies of any kind in effect covering the Building, including policies insuring against tort liability, and with the requirements of all companies which have at any time been requested to issue such policies.

B. Sublessee shall carry and maintain, at its own expense, with insurance companies rated at least A-XII in Best's Insurance Guide which are authorized to do business in Colorado: (i) all risk insurance coverage subject to reasonable deductibles covering personal property, trade fixtures and improvements to the Premises to cover the replacement costs thereof; (ii) commercial general liability and property damage coverage, including contractual liability and personal injury insurance applicable to the Premises in minimum limits of liability of $1,000,000.00 combined single for bodily injury and property damage liability; and (iii) appropriate Workers' Compensation and Employer's Liability Insurance, with an insurance carrier licensed to do business in the State of Colorado, covering all persons employed by Sublessee or its contractors in connection with respect to any work on or about the Premises and satisfying the Workers' Compensation Act of the State of Colorado.

C. Insurance required to be maintained by Sublessee pursuant to this Section of this Sublease shall name Norwest and 1700 Lincoln Limited as additional insured and all of the policies shall provide that no cancellation or substantial alteration thereof shall be effective until at least thirty
     (30) days after receipt by Norwest of written notice thereof. All commercial general liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in addition to coverage that Norwest and 1700 Lincoln Limited may carry.


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


10. Compliance with Laws. Sublessee, its agents, employees, and contractors shall use the Premises and conduct any operations thereon in compliance with all applicable federal, state and local environmental statutes, regulations, ordinances and any permits, approvals or judicial or administrative order issued thereunder.

11. Miscel1aneous.

A. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns.

B. The entire contract of the parties is contained herein and all prior or contemporaneous negotiations, agreements, representations and understandings, whether oral or written, are hereby superseded.

C. This Sublease may be amended, altered or modified only by an instrument in writing signed by both parties to be bound thereby.

D. Tis Sublease shall be governed by and construed in accordance with the laws of the State of Colorado. If any provision of this Sublease is for any reason and to any extent, invalid, illegal or unenforceable in any respect, such invalidity, illegality or un-enforceability shall not affect any other provision hereof, and this lease shall be construed as it such invalid, illegal or unenforceable provision had never been contained herein.

Executed and delivered on the 28th day of February, 2000 by,


SUBLESSOR:                                       SUBLESSEE:


By:/s/ Fai H. Chan                               By: /s/ Wilfred Tan
   ----------------------                            ---------------------------
   Fai H. Chan, Chairman                             Wilfred Tan
   eVision USA.Com, Inc.                             Global V mall. Com USA,Inc.




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